UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Core-Mark Holding Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Filed by Core-Mark Holding Company, Inc.

pursuant to Rule 14a-6

under the Securities Exchange Act of 1934

Subject Company: Core-Mark Holding Company, Inc.

Commission File No.: 000-51515

Date: August 13, 2021

The following information was furnished with the Securities and Exchange Commission on August 13, 2021 by Core-Mark Holding Company, Inc. on Form 8-K (Item 8.01 Other Events):

As previously reported, on May 17, 2021, Core-Mark Holding Company, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Performance Food Group Company, a Delaware corporation (“PFG”), Longhorn Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of PFG (“Merger Sub I”), and Longhorn Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of PFG (“Merger Sub II”). Among other things, the Merger Agreement provides, subject to the satisfaction or waiver of the conditions to closing set forth therein, for (i) the merger of Merger Sub I with and into the Company (the “First Merger”), with the Company continuing as the surviving corporation of the First Merger and a wholly owned subsidiary of PFG and (ii) promptly after the First Merger, the merger of the Company with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II continuing as the surviving company of the Second Merger and a wholly owned subsidiary of PFG.

In connection with the proposed Mergers, PFG has filed a registration statement on Form S-4 (No. 333-257454). The registration statement was declared effective by the Securities and Exchange Commission (the “SEC”) on July 14, 2021, and the Company filed a definitive proxy statement on July 14, 2021 relating to the special meeting of its stockholders to be held on August 25, 2021 to vote on matters related to the Mergers, which includes a prospectus with respect to the shares of PFG Common Stock to be issued in connection with the First Merger (the “Proxy Statement/Prospectus”). The Company commenced mailing the Proxy Statement/Prospectus on or about July 14, 2021.

Litigation Related to the Mergers

As disclosed beginning on page 97 of the Proxy Statement/Prospectus, between June 28, 2021 and July 6, 2021, two complaints were filed in the District Court of the Southern District of New York by purported stockholders of Core-Mark: (i) Shiva Stein v. Core-Mark Holding Company, Inc., et al., Case No. 1:21-cv-05606 (the “Stein Complaint”) and (ii) Matthew Whitfield v. Core-Mark Holding Company, Inc., et al., Case No. 1:21-cv-05803 (the “Whitfield Complaint”). On August 6, 2021, an additional complaint was filed in the District Court of the Southern District of New York by a purported stockholder of Core-Mark: Jose Ram v. Core-Mark Holding Company, Inc. et al., Case no. 1:21-cv-06658 (the “Ram Complaint”). On August 10, 2021, an additional complaint was filed in the District Court of the District of Delaware by a purported stockholder of Core-Mark: Richard Lawrence v. Core-Mark Holding Company, Inc. et al., Case no: 1:21-cv-01158 (the “Lawrence Complaint”). On August 11, 2021, two additional complaints were filed: one in the District Court of the Central District of California by a purported stockholder of Core-Mark: Matthew Walker v. Core-Mark Holding Company, Inc. et al., Case no. 2:21-cv-06469 (the “Walker Complaint”); and one in the District Court of the Eastern District of Pennsylvania by a purported stockholder of Core-Mark: Jeffrey Justice II v. Core-Mark Holding Company, Inc., et. al., Case No. 2:21-cv-03584 (the “Justice Complaint,”). On August 12, 2021, an additional complaint was filed in the District Court of the Central District of California by a purported stockholder of Core-Mark: Brian Jones v. Core-Mark Holding Company, Inc. et al., Case no: 2:21-cv-06522 (the “Jones Complaint,” together with the Stein Complaint, the Whitfield Complaint, the Ram Complaint, the Lawrence Complaint, the Walker Complaint and the Justice Complaint, the “Federal Court Actions”). Each of the Federal Court Actions names Core-Mark and the members of the Company’s Board of Directors (the “Core-Mark Board”) as defendants and the Whitfield Complaint also names PFG, Merger Sub I and Merger Sub II as defendants. The Federal Court Actions assert claims under Sections 14(a) and 20(a) of the Exchange Act and related provisions and, among other things, allege that defendants omitted material information from the preliminary proxy statement/prospectus that was filed on June 25, 2021 and the definitive proxy statement that Core-Mark filed on July 14, 2021. The Federal Court Actions seek, among other things, to enjoin or rescind the proposed transaction contemplated by the Merger Agreement and requests an award of attorneys’ and experts’ fees and damages in unspecified amounts.

The Company and PFG believe that the claims asserted in the complaints are without merit and no supplemental disclosure is required under applicable laws. However, in order to avoid the risk of the complaints delaying or adversely affecting the Mergers and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company and PFG have determined to voluntarily supplement the Proxy Statement/Prospectus as described under this heading “Litigation Related to the Mergers” in this Current Report on Form 8-K for the purpose of mooting the allegations in the complaints related to the Federal Court Actions. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company and PFG specifically deny all allegations in the complaints that any additional disclosure was or is required.

The following disclosure supplements the disclosures contained in the Proxy Statement/Prospectus and should be read in conjunction with the disclosures contained in the Proxy Statement/Prospectus which should be read in their entirety. To the extent the information set forth herein differs from or updates information contained in the Proxy Statement/Prospectus, the information set forth herein supersedes or supplements the information in the Proxy Statement/Prospectus. The terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement/Prospectus. All page references are to the pages in the Proxy Statement/Prospectus, and new text is underlined and bolded.

These supplemental disclosures will not affect the merger consideration to be paid to the Company’s stockholders in connection with the Mergers or the timing of the Company’s virtual Special Meeting of Stockholders scheduled to be held online via live webcast on August 25, 2021 at 9:00 a.m., Central Time, at www.virtualshareholdermeeting.com/CORE2021SM (the “Special Meeting”). The Core-Mark Board continues to recommend that you vote “FOR” each proposal being considered at the Special Meeting.

Supplemental Disclosures to Proxy Statement/Prospectus

The disclosure on page 76 of the Proxy Statement/Prospectus is hereby supplemented by replacing the table setting forth the selected comparable company analysis of Core-Mark with the following:

	EV/CY 2021E Adjusted EBITDA	EV/CY 2022E Adjusted EBITDA	Price/CY 2021E EPS	Price/CY 2022E EPS
Chef’s Warehouse	48.9x	15.6x	NM	60.5x
PFG	13.8x	11.6x	28.4x	20.2x
Spartan Nash	6.0x	5.7x	11.6x	10.4x
Sysco Corporation	17.9x	13.6x	35.9x	23.0x
United Natural Foods, Inc.	6.4x	6.5x	10.7x	10.4x
US Foods	14.0x	10.6x	25.5x	15.4x
Low	6.0x	5.7x	10.7x	10.4x
Median	13.9x	11.1x	25.5x	17.8x
High	48.9x	15.6x	35.9x	60.5x
Selected Multiple Range	9.0x – 11.0x	8.5x – 10.5x	16.0x – 20.0x	14.0x – 18.0x
Implied Value per Share of Core-Mark	$34.06 – $43.22	$34.89 – $44.78	$29.76 – $37.19	$29.54 – $37.98

The disclosure on page 77 of the Proxy Statement/Prospectus is hereby supplemented by replacing the table setting forth the selected comparable company analysis of PFG with the following:

	EV/CY 2021E Adjusted EBITDA	EV/CY 2022E Adjusted EBITDA	Price/CY 2021E Consensus EPS	Price/CY 2022E Consensus EPS
Chef’s Warehouse	48.9x	15.6x	NM	60.5x
Core-Mark	10.6x	10.0x	20.3x	17.9x
Spartan Nash	6.0x	5.7x	11.6x	10.4x
Sysco Corporation	17.9x	13.6x	35.9x	23.0x
United Natural Foods, Inc.	6.4x	6.5x	10.7x	10.4x
US Foods	14.0x	10.6x	25.5x	15.4x
Low	6.0x	5.7x	10.7x	10.4x
Median	12.3x	10.3x	20.3x	16.6x
High	48.9x	15.6x	35.9x	60.5x
Selected Multiple Range	13.0x – 15.0x	11.0x – 13.0x	25.0x – 29.0x	17.0x – 21.0x
Implied Value per Share of PFG	$47.64 – $57.61	$48.10 – $59.99	$46.51 – $53.95	$44.37 – $54.81

The disclosure on page 77 of the Proxy Statement/Prospectus is hereby supplemented by replacing the table setting forth the selected precedent transaction analysis and the immediately preceding sentence with the following:

The selected precedent transactions and EV/LTM EBITDA multiples were:

Date Announced	Acquirer	Target	Enterprise Value (in millions)	EV/LTM EBITDA	EV/LTM EBITDA (Including Synergies)	EV/LTM EBITDA (Including Synergies and Tax Benefits)
3/6/20	US Foods	Smart Foodservice Warehouse Stores	$970	11.4x	9.2x	NA
7/1/19	PFG	Reinhart FoodService, L.L.C.	2,000	12.1x	9.3x	8.1x
3/19/19	PFG	Eby-Brown Company LLC	NP	NP	NA	NA
1/8/19	H.I.G. Capital	Lipari Foods Operating Company, LLC	NP	NP	NA	NA
7/30/18(1)	US Foods	Services Group of America	1,800	14.6x	10.1x	8.6x
7/26/18	United Natural Foods, Inc.	Supervalu Inc.	2,813	10.2x	6.1x	NA
10/18/17	Supervalu Inc.	Associated Grocers of Florida, Inc.	180	8.8x	4.9x	NA
8/1/17	Centerbridge Partners, L.P.	TriMark USA	1,350	10.8x	NA	NA
5/22/17	Core-Mark	Farner-Brocken Company	174	NP	NA	NA
4/10/17	Supervalu Inc.	Unified Grocers, Inc.	375	10.9x	4.0x	NA
2/22/16	Sysco Corporation	Brakes Group	3,100	11.9x	NA	NA
7/28/14	Warburg Pincus LLC	TriMark USA	NP	NP	NA	NA
12/9/13(2)	Sysco Corporation	US Foods	8,200	9.9x	5.8x	5.6x
7/22/13	Spartan Stores, Inc.	Nash Finch Company	745	7.0x	4.8x	NA
10/11/12	Ares Management	Smart & Final Stores Corp.	972	7.9x	NA	NA
1/18/08	Vistar Corporation	PFG	1,258	10.8x	NA	NA
5/2/07	CD&R, KKR US	Foodservice	7,100	13.9x	NA	NA

Note: Metrics labeled as NP and NA represent instances where data is not publically available or is not available, respectively.

(1)	Acquisition multiples for U.S. Foods and Services Group of America represented 2018E Adjusted EBITDA.
(2)	Announced not completed.

The disclosure on page 78 of the Proxy Statement/Prospectus is hereby supplemented by amending and restating the last paragraph as follows (with new text in bold and underline):

Barclays performed a discounted cash flow analysis of Core-Mark based on estimates of Unlevered Free Cash Flow of Core-Mark as reflected in the Core-Mark Forecasts to derive a range of implied present values per share of Core-Mark common stock as of March 31, 2021. Barclays used the mid-year convention in its discounted cash flow analysis to more accurately reflect the present value of future cash flows because cash flows are actually earned throughout the year rather than at the end of the year. The after-tax Unlevered Free Cash Flow was calculated by taking the after tax non-GAAP operating income of Core-mark, adding depreciation and amortization, subtracting capital expenditures and adjusting for changes in net working capital. Utilizing discount rates ranging from 7.5% to 8.5%, reflecting estimates of Core-Mark’s weighted average cost of capital, or WACC, Barclays derived a range of implied EVs for Core-Mark by discounting to present value as of March 31, 2021, (i) estimates of Unlevered Free Cash Flow of Core-Mark for the stub period from March 31, 2021 through December 31, 2021 and for the fiscal years 2022 through 2025 based on the Core-Mark Forecasts and (ii) a range of terminal values for Core-Mark derived by applying perpetuity growth rates ranging from 1.75% to 2.25%, which was derived based on Barclays’ professional judgement, taking into account, among other things, the trends in the economy generally and in the industries and sectors in which Core-Mark operates, to the estimated terminal Unlevered Free Cash Flow for Core-Mark calculated based upon the Core-Mark Forecasts. The range of discount rates of 7.5% to 8.5% was selected based on an analysis of the WACC of Core-Mark and the comparable companies. The weighted average cost of capital range was derived by application of the capital asset pricing model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, and a beta for the company and selected comparable companies, as well as certain financial metrics for the United States financial markets generally. In calculating the after-tax Unlevered Free Cash Flow, it was assumed that depreciation and amortization would equal capital expenditures in the terminal year. To calculate estimated EVs, Barclays then added the present value of the terminal values to the present values of the Unlevered Free Cash Flow for the stub period from March 31, 2021 through December 31, 2021 and for the fiscal years 2022 through and 2025. Barclays then calculated a range of implied prices per share of Core-Mark by subtracting net debt and debt-like items as of March 31, 2021 of $329 million, per Core-Mark management, from such estimated EVs and dividing such amount by the estimated fully diluted number of shares of Core-Mark common stock outstanding as of May 14, 2021. This analysis implied a range of value per share of Core-Mark common stock of $28.86 to $38.80.

The disclosure on page 79 of the Proxy Statement/Prospectus is hereby supplemented by amending and restating the middle paragraph as follows (with new text in bold and underline):

Barclays performed a discounted cash flow analysis of PFG based on estimates of Unlevered Free Cash Flow of PFG as reflected in the PFG Standalone Forecasts to derive a range of implied present values per share of PFG common stock as of March 31, 2021. Barclays used the mid-year convention in its discounted cash flow analysis to more accurately reflect the present value of future cash flows because cash flows are actually earned throughout the year rather than at the end of the year. The after-tax Unlevered Free Cash Flow was calculated by taking the after tax non-GAAP operating income of PFG, adding depreciation and amortization, subtracting capital expenditures and adjusting for changes in net working capital. Utilizing discount rates ranging from 7.5% to 8.5%, reflecting estimates of PFG’s weighted average cost of capital, or WACC, Barclays derived a range of implied EVs for PFG by discounting to present value as of March 31, 2021, (i) estimates of Unlevered Free Cash Flow of PFG for the stub period from March 31, 2021 through December 31, 2021 and for the calendar years 2022 through 2025 based on the PFG Standalone Forecasts and (ii) a range of terminal values for PFG derived by applying perpetuity growth rates ranging from 2.25% to 2.75%, was derived based on Barclays’ professional judgement, taking into account, among other things, the trends in the economy generally and in the industries and sectors in which PFG operates, to the estimated terminal Unlevered Free Cash Flow for PFG calculated based upon the PFG Standalone Forecasts. The range of after-tax discount rates of 7.5% to 8.5% was selected based on an analysis of the WACC of

PFG and the comparable companies. The weighted average cost of capital range was derived by application of the capital asset pricing model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, and a beta for the company and selected comparable companies, as well as certain financial metrics for the United States financial markets generally. In calculating the after-tax Unlevered Free Cash Flow, it was assumed that depreciation and amortization would equal capital expenditures in the terminal year. To calculate estimated EVs, Barclays then added the present value of the terminal values, the present values of the Unlevered Free Cash Flow for the stub period from March 31, 2021 through December 31, 2021 and for the calendar years 2022 through and 2025, and the present value of estimated tax savings from the remaining amortization of intangible assets with definite lives for the calendar years 2026 through 2032. Barclays then calculated a range of implied prices per share of PFG by subtracting net debt and debt-like items as of March 27, 2021 of $2,432 million, per Core-Mark management, from such estimated EVs using the discounted cash flow method and dividing such amount by the diluted number of shares of PFG common stock outstanding as of March 27, 2021. This analysis implied a range of value per share of PFG common stock of $47.78 to $67.71.

Other Supplemental Disclosures

In addition, the Company and PFG have determined to voluntarily supplement the Proxy Statement/Prospectus as indicated below.

The following disclosure supplements the disclosures contained in the Proxy Statement/Prospectus and should be read in conjunction with the disclosures contained in the Proxy Statement/Prospectus which should be read in their entirety. To the extent the information set forth herein differs from or updates information contained in the Proxy Statement/Prospectus, the information set forth herein supersedes or supplements the information in the Proxy Statement/Prospectus. The terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement/Prospectus. All page references are to the pages in the Proxy Statement/Prospectus.

These supplemental disclosures will not affect the merger consideration to be paid to the Company’s stockholders in connection with the Mergers or the timing of the Company’s virtual Special Meeting of Stockholders scheduled to be held online via live webcast on August 25, 2021 at 9:00 a.m., Central Time, at www.virtualshareholdermeeting.com/CORE2021SM (the “Special Meeting”). The Core-Mark Board continues to recommend that you vote “FOR” each proposal being considered at the Special Meeting.

Supplemental Disclosures to Proxy Statement/Prospectus

The disclosure on pages 51-59 of the Proxy Statement/Prospectus is hereby supplemented by adding the following disclosure after the second full paragraph on page 59:

Subsequent to the execution and delivery of the merger agreement, PFG announced that it was seeking an amendment and restatement of its ABL credit facility that would, among other things, provide additional revolving and term loan commitments, and PFG contacted representatives of Barclays to discuss Barclays potential participation as a lender in such an amended ABL credit facility, at up to the same loan amount at which Barclays and its affiliates had participated under PFG’s ABL credit facility prior to the execution and delivery of the merger agreement. Representatives of Barclays communicated this request to the Core-Mark Board. Members of the Core-Mark Board discussed and considered the request, and subsequently authorized the participation of Barclays in the amended ABL credit facility, which authorization was formalized in a consent executed on August 5, 2021. Barclays is expected to receive up to $165,000 in connection with Barclays’ participation in the amended ABL credit facility.

Additional Information and Where You Can Find It

PFG has filed with the SEC a registration statement on Form S-4, which includes a prospectus with respect to the shares of PFG Common Stock to be issued in the proposed transaction and a proxy statement for the Company’s stockholders. The registration statement was declared effective by the SEC on July 14, 2021, and PFG filed the final prospectus and the Company filed the Proxy Statement/Prospectus with the SEC on July 14, 2021. INVESTORS AND SECURITY HOLDERS OF PFG AND THE COMPANY ARE URGED TO READ THE FORM S-4,

THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) THAT ARE OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PFG, THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders of PFG and the Company are able to obtain free copies of the Form S-4, the Proxy Statement/Prospectus and other documents (including any amendments or supplements thereto) containing important information about PFG and the Company through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by PFG are available free of charge on PFG’s website at www.investors.pfgc.com or by contacting PFG’s Investor Relations department at investor@pfgc.com. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s website at ir.core-mark.com/investors or by contacting the Company’s Investor Relations department at david.lawrence@core-mark.com.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or an offer to buy or the solicitation of an offer to buy any securities, and there shall be no sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

PFG, the Company and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of PFG is set forth in its (i) Form 10-K for the fiscal year ended June 27, 2020, which was filed with the SEC on August 18, 2020 and (ii) proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on October 9, 2020, and on its website at www.pfgc.com. Information about the directors and executive officers of the Company is set forth in its (i) Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 1, 2021 and (ii) proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 5, 2021, and on its website at www.core-mark.com.

Investors may obtain additional information regarding the interest of such participants by reading the Form S-4, the Proxy Statement/Prospectus and other materials filed with the SEC in connection with proposed transaction.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the impact of PFG’s proposed acquisition of the Company (the “Transaction”) and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Such forward-looking statements are subject to various risks and uncertainties. The following factors, in addition to those discussed under the section entitled Item 1A. Risk Factors in the Company Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 1, 2021, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, could cause actual future results to differ materially from those expressed in any forward-looking statements: the risk that, after the closing of the Transaction, U.S. antitrust authorities could continue to investigate the Transaction and challenge the Transaction; the possibility that conditions to the consummation of the

Transaction, including adoption of the merger agreement by the Company stockholders, will not be satisfied or completed on a timely basis and accordingly the Transaction may not be consummated on a timely basis or at all; uncertainty as to the expected financial performance of the combined company following completion of the Transaction; the possibility that the expected synergies and value creation from the Transaction will not be realized or will not be realized within the expected time period; the exertion of the Company’s management’s time and resources, and other expenses incurred and business changes required, in connection with the Transaction; the risk that unexpected costs will be incurred in connection with the completion and/or integration of the Transaction or that the integration of the Company will be more difficult or time consuming than expected; a downgrade of the credit ratings of indebtedness, which could give rise to an obligation to redeem existing indebtedness; potential litigation in connection with the Transaction may affect the timing or occurrence of the Transaction or result in significant costs of defense, indemnification and liability; the inability to retain key personnel; the possibility that competing offers will be made to acquire the Company; disruption from the announcement, pendency and/or completion of the Transaction, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships; and the risk that, following the Transaction, the combined company may not be able to effectively manage its expanded operations; the extent and duration of the disruption to business activities caused by the global health crisis associated with the novel coronavirus pandemic (“COVID-19”) outbreak, including the effects on vehicle miles driven, on the financial health of the Company’s business partners, on supply chains, and on financial and capital markets; declining cigarette sales volumes; the Company’s dependence on the convenience retail industry for revenues; the Company’s dependence on qualified labor, senior management and other key personnel; competition in the Company’s distribution markets, including product, service and pricing pressures related to COVID-19; risks and costs associated with efforts to grow the Company’s business through acquisitions; the dependence of some of the Company’s distribution centers on a few relatively large customers; manufacturers or retail customers adopting direct distribution channels; fuel and other transportation costs; failure, disruptions or security breaches of the Company’s information technology systems; the low-margin nature of cigarette and consumable goods distribution; the Company’s reliance on manufacturer discount and incentive programs and cigarette excise stamping allowances; the Company’s dependence on relatively few suppliers and the Company’s ability to maintain favorable supplier arrangements; disruptions in suppliers’ operations, including the impact of COVID-19 on the Company’s suppliers as well as supply chain, including potential problems with inventory availability and the potential result of higher cost of product and freight due to high demand of products and low supply for an unpredictable period of time; product liability and counterfeit product claims and manufacturer recalls of products, including ongoing litigation related to Juul products; the Company’s ability to achieve the expected benefits of implementation of marketing initiatives; failing to maintain the Company’s brand and reputation; unexpected outcomes in legal proceedings; attempts by unions to organize employees; increasing expenses related to employee health benefits; changes to minimum wage laws; failure to comply with governmental regulations or substantial changes to governmental regulations, including increased regulation of electronic cigarette and other alternative nicotine products; risks related to changes to the Company’s workforce, including reductions to hours, headcount and benefits as a result of COVID-19; earthquake and natural disaster damage; increases in the number or severity of insurance and claims expenses; legislation, regulations and other matters negatively affecting the cigarette, tobacco and alternative nicotine industry; increases in excise taxes or reduction in credit terms by taxing jurisdictions; potential liabilities associated with sales of cigarettes and other tobacco products; changes to federal, state or provincial income tax legislation; reduction in the payment of dividends; currency exchange rate fluctuations; the Company’s ability to borrow additional capital; restrictive covenants in the Company’s credit facility; and changes to accounting rules or regulations.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. Any forward-looking statement, including any contained herein, speaks only as of the time of this release or as of the date they were made and the Company does not undertake to update or revise them as more information becomes available or to disclose any facts, events, or circumstances after the date of this communication or statement, as applicable, that may affect the accuracy of any forward-looking statement, except as required by law.